AMENDMENT NO. 1 TO INVESTMENT AGREEMENT AND TERMINATION OF EQUITY COMMITMENT LETTER

THIS AMENDMENT NO. 1 TO INVESTMENT AGREEMENT AND TERMINATION OF EQUITY COMMITMENT LETTER (this "Amendment") is entered into as of August 3, 2018, by and among Roadrunner Transportation Systems, Inc., a Delaware corporation (the "Company"), Elliott Associates, L.P., a Delaware limited partnership, and Brockdale Investments LP, a Delaware limited partnership (collectively, the "Purchasers").

RECITALS

A. The Company and the Purchasers are parties to that certain Investment Agreement, dated as of March 1, 2018 (as in effect immediately prior to the effectiveness of this Amendment, the "Existing Investment Agreement").

B. The Company and the Purchasers are also parties to that certain letter agreement, dated January 30, 2018 (the "Equity Commitment Letter").

C. The Company and the Purchasers desire to amend the Existing Investment Agreement in certain respects.

D. The Company and the Purchasers desire to terminate the Equity Commitment Letter.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

Section 1. Definitions. Except as otherwise provided in this Amendment, capitalized terms used herein shall have the meanings attributed thereto in the Existing Investment Agreement.

Section 2. Amended Language to Existing Investment Agreement.

(a) Section 1.3(b)(4) of the Existing Investment Agreement is hereby deleted and replaced with the following:

"(4) [Intentionally Omitted]"

(b) New Sections 1.3(b)(5), 1.3(b)(6), 1.3(b)(7) and 1.3 (b)(8) are hereby added to the Existing Investment Agreement as follows:

"(5) the Company shall have notified the Purchasers at least five (5) business days prior to any desired sale of Purchased Shares to the Purchasers (and in no event shall the Purchasers be required to purchase less than an aggregate of $8,750,000 of Purchased Shares at any time);

(6) the Company shall have received all approvals (if any) required under the Credit Agreement, as well as any applicable approvals required under stock exchange rules or applicable Laws, in connection with the issuance and sale of the Purchased Shares as contemplated by this Agreement;

(7) no "Default" under the Credit Agreement shall have occurred and be continuing, or would result from the desired sale of Purchased Shares; and

(8) No "Triggering Event" (as defined in the Certificate of Designations) shall have occurred and be continuing, or would result from the desired sale of Purchased Shares."

(c) Section 5.10 of the Existing Investment Agreement is hereby amended and restated as follows:

Section 5.8 Entire Agreement. This Agreement (including the Exhibits hereto and the Disclosure Letter) constitutes the entire agreement, and supersedes all other prior agreements, understandings, representations and warranties, both written and oral, among the parties, with respect to the subject matter hereof.

(d) The definition of Commitment Letter in Section 5.10(18) is hereby deleted and replaced with the following:

"(18) [Intentionally Omitted]"

(e) Section 5.16(a)(2) of the Existing Investment Agreement is hereby amended and restated as follows:

(2) by the Company or the Purchasers, upon written notice to the other party given at any time on or after November 30, 2018; provided, however, that the right to terminate this Agreement pursuant to this Section 5.16(a)(2) shall not be available to any party whose material breach of any obligations under this Agreement shall have been the cause of, or shall have resulted in, the failure of a Closing to occur on or prior to such date;

(f) Section 5.16(b) of the Existing Investment Agreement is hereby deleted and replaced with the following:

"(b) [Intentionally Omitted]"

(g) The first sentence of Section 5.17 of the Existing Investment Agreement is hereby amended and restated as follows:

"In the event of any termination of this Agreement in accordance with Section 5.16, neither party (or any of its Affiliates) shall have any liability or obligation to the other (or any of its Affiliates) under or in respect of this Agreement, except to the extent of (A) any liability arising from any intentional and material breach by such party under this Agreement arising prior to such termination, (B) any fraud of this Agreement, or (C) the ongoing rights and obligations of the parties hereunder with respect to any Purchased Shares acquired hereunder at a Closing that occurred prior to such termination."

Section 3. Reference to and Effect Upon the Existing Investment Agreement.

(a) Except as specifically amended or waived above, the Existing Investment Agreement shall remain unchanged and in full force and effect and is hereby ratified and confirmed.

(b) The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of the Purchasers under the Existing Investment Agreement, nor constitute a waiver of any provision of the Existing Investment Agreement, except as specifically set forth herein.

Section 4. Termination of Equity Commitment Letter. Upon the execution and delivery of this Amendment, the Company and the Purchasers hereby agree that the Equity Commitment Letter shall be automatically cancelled and terminated in its entirety, and shall no longer be in force or effect for any purpose whatsoever, and the Company and the Purchasers shall have no further obligations to each other or any other liabilities to each other or any other person or entity with respect to the Equity Commitment Letter.

Section 5. Miscellaneous. This Amendment may be executed in any number of counterparts, and by different parties hereto on separate counterpart signature pages, and all such counterparts taken together shall be deemed to constitute one and the same instrument. Delivery of a counterpart signature page by facsimile transmission or by e-mail transmission of a portable document format file (also known as a "*PDF*" file) shall be effective as delivery of a manually executed counterpart signature page. Section headings used in this Amendment are for reference only and shall not affect the construction of this Amendment.

Section 6. GOVERNING LAW. THIS AMENDMENT, AND THE RIGHTS AND DUTIES OF THE PARTIES HERETO, SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF DELAWARE.

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IN WITNESS WHEREOF, the parties hereto have executed this Amendment on the day and year first above written.

COMPANY:

ROADRUNNER TRANSPORTATION SYSTEMS, INC.

By: ______________________________
Name: Terence R. Rogers
Title: Executive Vice President and Chief Financial Officer

PURCHASERS:

ELLIOTT ASSOCIATES, L.P.

By: Elliott Capital Advisors, L.P., its General Partner

By: Braxton Associates, Inc., its General Partner

By: ______________________________
Name: Elliot Greenberg
Title: Vice President

BROCKDALE INVESTMENTS LP

By: Middleton International Limited, its General Partner

By: ______________________________
Name: Elliot Greenberg
Title: Vice President

IN WITNESS WHEREOF, the parties hereto have executed this Amendment on the day and year first above written.

COMPANY:

ROADRUNNER TRANSPORTATION SYSTEMS, INC.

By: ______________________________

Name: Terence R. Rogers
Title: Executive Vice President and Chief Financial Officer

PURCHASERS:

ELLIOTT ASSOCIATES, L.P.

By: Elliott Capital Advisors, L.P., its General Partner

By: Braxton Associates, Inc., its General Partner

By: ______________________________

Name: Elliot Greenberg
Title: Vice President

BROCKDALE INVESTMENTS LP

By: Middleton International Limited, its General Partner

By: ______________________________

Name: Elliot Greenberg
Title: Vice President